STOCK PLEDGE AGREEMENT

         This STOCK PLEDGE AGREEMENT (the "Stock Pledge Agreement" or "Agreement") made as of this 3rd day of January, 2000 by and between VICTORIA R. FASH (the "Pledgor") of 200 Nyala Farms, Westport, Connecticut, and IMS HEALTH INCORPORATED, a Delaware corporation (the "Pledgee") having an office at 200 Nyala Farms, Westport, Connecticut.


                              W I T N E S S E T H:

         WHEREAS, pursuant to a Promissory Note of even date herewith (the "Note"), the Pledgor has promised to repay the loan in the principal amount of $3,558,012.55 (the "Loan") made by the Pledgee to the Pledgor; and

         WHEREAS, the Pledgee is willing to make the Loan on the express condition that it receives, as collateral for the Note, a pledge of 81,260 shares (the "Stock") of the capital stock of the Pledgee owned by the Pledgor; and

         WHEREAS, the Pledgor is willing to pledge the Stock to the Pledgee as security for the Pledgor's performance under the Note;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and One ($1.00) Dollar, receipt of which the Pledgor hereby acknowledges, the Pledgee and the Pledgor hereby agree as follows:

         1. PLEDGE. The Pledgor has pledged, mortgaged, assigned, transferred and delivered, and by executing this Stock Pledge Agreement, together with the share certificates numbered 12984, 12877, 12883, 12986 and 13119 and the accompanying stock powers, does pledge, mortgage, assign, transfer and deliver to the Pledgee the Stock as security for the performance of the obligations under the Note.


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                  (A) TERMS OF EMPLOYMENT AGREEMENT. This Stock Pledge Agreement
is being executed pursuant to Section 5(g) of an Employment Agreement dated July 1, 1998 as amended and restated as of January 1, 2000, by and among the Pledgor and the Pledgee (the "Employment Agreement"). In the event that a provision of this Stock Pledge Agreement is inconsistent with or contradicts a provision contained in the Employment Agreement, or any subsequent written amendment to or modification of the Employment Agreement, the provision of the Employment Agreement, as so amended or modified, shall control and resolve any such inconsistency.

                  (B) SHAREHOLDER RIGHTS RETAINED BY PLEDGOR. Notwithstanding the Pledge made herein, however, the Pledgee agrees, if and so long as the Pledgor shall not be in default under the Note, the Pledgor shall have the right
(a) to vote upon, or to give any approval or consent in respect of, the Stock and all other Pledged Securities (as defined in Section 4(a)) for all purposes not inconsistent with the provisions of this Stock Pledge Agreement and (b) to receive all dividends and distributions in respect of the Stock and all other Pledged Securities paid in cash, in stock, or in other property, subject in all cases to the additional limitations contained in Section 4 hereof.

         2. REMEDY. Upon the maturity date set forth in the Note, or upon an Acceleration Event (as defined in the Note) and in either case upon the Pledgor's failure to perform her obligations required under the Note, or under this Stock Pledge Agreement, after five (5) days notice to the Pledgor, the Pledgee is authorized and empowered to sell, assign, transfer and deliver the Pledged Securities and the share certificates evidencing the Pledged Securities at any broker's sale, or at any public or private sale, without further demand for performance of the


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obligations evidenced by the Note. At any sale of the Pledged Securities, any other party may bid for and purchase the Pledged Securities and the certificates evidencing them, free, to the full extent permitted by law, of all right of redemption by the Pledgor, and no purchaser shall be under any obligation to oversee that the purchase price paid therefor is allocated in any particular manner. After deducting all costs and expenses of the sale or sales, the Pledgee shall apply the remainder of the proceeds of the sale or sales to the performance of the obligations evidenced by the Note, returning the excess, if any, to the Pledgor.

         3. NO WAIVER. Any renewal, extension or modification which the Pledgee may grant with respect to the Loan, and any surrender, compromise, release, renewal, extension, exchange or substitution which the Pledgee may grant or consent to in respect of any of the collateral given as security for the Loan, shall not in any manner affect or impair any of the rights and powers given to the Pledgee.

         4.       ADDITIONAL SECURITIES OR CASH COLLATERAL.

                  (A) DIVIDENDS OR PROCEEDS PAID IN SECURITIES. Without limiting anything contained in Section 5(g)(iv)(D) of the Employment Agreement, the Pledgor agrees that, if at any time during the continuance of this Stock Pledge Agreement, the Pledgee shall issue any of its securities or the securities of any other entity as a dividend or distribution upon any of the Stock, or upon any security becoming subject to this Agreement, or split up the Stock, or any security becoming subject to this Agreement, into a greater number of shares, or combine the Stock, or any security becoming subject to this Agreement, into a lesser number of shares, or issue in respect of the Stock, or any security becoming subject to this Agreement, any right to subscribe to additional shares of other securities of the Pledgee or another company, or if securities of another


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company are issued, paid or exchanged for the Stock, or any security becoming subject to this Agreement, in connection with a business combination transaction, then, and in every such case, the shares into which the Stock or any security becoming subject to this Agreement is split or combined, or the securities paid as a dividend or distribution upon the Stock or any security becoming subject to this Agreement, and all securities acquired in exercise of such rights, or securities paid or issued to the Pledgor in connection with a business combination transaction (in each such case, together with the Stock, the "Pledged Securities") shall, without any further action on the part of any of the parties, be and become subject to this Stock Pledge Agreement and its lien with the same force as if originally delivered. Notwithstanding the foregoing, the requirement that any additional securities shall become Pledged Securities pursuant to this Section 4(a) shall be reduced by an amount of securities having a value equal to the Pledgor's federal and state tax liability attributable to Pledgor's acquisition of such additional securities (such value to be measured at the date of such acquisition).

                  (b) CASH COLLATERAL. The (i) Excess Amount (as defined in
Section 4(d) hereof) of all Extraordinary Cash Dividends (as defined in Section 4(d) hereof) paid in respect of Pledged Securities and (ii) cash proceeds payable to the Pledgee in consideration of Pledged Securities disposed of in connection with a business combination transaction shall in each and all such cases be held or invested by the Pledgee in trust for the Pledgor, as cash collateral for the Loan, at one or more federally-insured financial institutions in an interest-bearing demand or time deposit account or certificate of deposit, or in an instrument evidencing a direct obligation of the United States of America maturing within one year from the date of investment thereof, or in such comparably low-risk, interest-bearing investment as the Pledgee's board of directors, acting in its


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reasonable discretion, deems appropriate under the circumstances.
Notwithstanding the foregoing, the Cash Collateral requirement set forth in this
Section 4(b) shall be reduced by an amount equal to the Pledgor's federal and state income tax liability attributable to (i) the Excess Amount of any Extraordinary Cash Dividends and (ii) the cash proceeds payable to the Pledgee in consideration of the Pledged Securities disposed of in connection with a business combination transaction.

                  (C) POWER OF ATTORNEY. Without limiting the generality of the foregoing, to the extent required by law to perfect the pledge of additional Pledged Securities, or to perfect the security interest in such additional cash collateral, the Pledgor hereby appoints the Pledgee her attorney-in-fact, with the power and authority, coupled with an interest, to execute such additional stock powers, pledge or security agreements and other documentation as is necessary to carry out the purpose and intent of Sections 4 (a) and 4(b) hereof.

                  (D) CERTAIN DEFINITIONS.  As used herein:

                  (i) an "Extraordinary Cash Dividend" is a cash dividend paid on Pledged Securities that is materially in excess of the Baseline Dividend (as hereinafter defined);


                  (ii) the "Baseline Dividend" shall mean a dividend determined in accordance with the relevant company's stated dividend policy, if any, contained in such company's then most recent Securities and Exchange Commission filing addressing its dividend policy. In the absence of such a statement of dividend policy, the Baseline Dividend shall be average quarterly cash dividend paid in the previous calendar year;

                  (iii) the "Excess Amount" shall mean the amount, determined in good faith by the Pledgee's board of directors, by which the Extraordinary Cash Dividend exceeds the Baseline Dividend.


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         5. RELEASE. When and if the obligations evidenced by the Note shall have been performed

in full, all right and interest of the Pledgee in and to the Pledged Securities and any other collateral at the time held by it pursuant to this Stock Pledge Agreement shall re-vest in the Pledgor and shall be reassigned to the Pledgor, and all certificates representing the Pledged Securities shall be returned to the Pledgor. The foregoing notwithstanding, the Pledged Securities and any cash collateral held by Pledgee pursuant to this Stock Pledge Agreement shall be released in accordance with Section 5(g)(iv)(C) of the Employment Agreement. In the case of a transaction covered by Section 4(a) or 4(b), Pledgee agrees to release the Pledged Securities to the extent necessary to permit such transaction to be completed and to reflect the reduction in the collateral requirement specified under Section 4(a) or 4(b).

         6. ASSIGNMENT. The Pledgee shall have the right to assign or transfer all or any of its rights, options and powers hereunder to any person or persons or to any corporation or financial institution only in connection with the sale, transfer or assignment of all or substantially all of the assets of the Pledgee.

         7. AMENDMENT. This Agreement may not be modified or amended except by a writing signed by both parties.

         8. NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been given or made when delivered in accordance with the notice provisions contained in the Employment Agreement.

         9. GOVERNING LAW. This Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the State of Connecticut, without


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regard to conflicts of law principles, except insofar as federal laws and regulations and the Delaware General Corporation Law may be applicable. If under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof.

         10. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

         11. COUNTERPARTS. Should this Agreement be executed in multiple counterparts, each shall be deemed an original and all, when taken together shall constitute a single agreement.

         IN WITNESS WHEREOF, the parties hereunto have set their hands and seals as of the date first above written.


                                          ----------------------------
                                          Victoria R. Fash (PLEDGOR)


                                          IMS HEALTH INCORPORATED

                                          By:____________________________

                                                                (PLEDGEE)

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